                                  Exhibit 22.1
                                  ------------

                             Aspen Technology, Inc.
                            As of September 29, 1997

                                        Subsidiary

Aspen Technology, Inc                   Process Modeling Investment Corporation
                                        Industrial Systems, Inc.
                                        AspenTech Securities Corporation
                                        AspenTech Uk, Ltd.
                                        AspenTech, Inc.
                                        B-Jac International, Inc.
                                        NeuralWare, Inc.
                                        The SAST Corporation Limited

Process Modeling Investment             AspenTech Japan Co. Ltd.
Corporation                             AspenTech Asia, Ltd.
                                        AspenTech Europe S.A./N.V.

AspenTech Europe S.A./N.V.              AspenTech Europe B.V.

AspenTech, Inc.                         Setpoint Canada, Ltd.